UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 31, 2017

Quotient Technology Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Logue Avenue Mountain View, California 94043
(Address of principal executive offices) (Zip code)

(650) 605-4600
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⊠

Item 2.02.	Results of Operations and Financial Condition.

On August 1, 2017, Quotient Technology Inc. (the "Company"), issued a press release regarding financial results for the second quarter ended June 30, 2017. The press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

c) Appointment of new officers

On July 31, 2017, at a meeting of the board of directors (the “Board”) of the Company, Mr. Steven Boal announced his resignation from his position as Chief Executive Officer of the Company, effective as of September 1, 2017, and the Board approved the appointment of Mr. Boal as Executive Chairman of the Company, also effective September 1, 2017. Mr. Boal’s transition from Chief Executive Officer to Executive Chairman is not the result of any material disagreement with the Company regarding its operations, policies or practices.

Mr. Boal has served as Chief Executive Officer and as a member of the Board since 1998, and as Chairman of the Board since February 2017. Mr. Boal also served as President of the Company from 1998 to September 2015. Mr. Boal is and will remain a full-time employee of the Company. There are no arrangements or understandings between Mr. Boal and any other persons pursuant to which he was selected as Executive Chairman. There are also no family relationships between Mr. Boal and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Boal that are reportable pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Boal’s resignation from his position as Chief Executive Officer of the Company, the Board approved the appointment of Mir Aamir, the Company’s current President and Chief Operating Officer, as President and Chief Executive Officer of the Company, effective as of September 1, 2017.

Mr. Aamir previously served as the Company’s Chief Financial Officer from October 2013 through August 2015. Mr. Aamir is a full-time employee of the Company. There are no arrangements or understandings between Mr. Aamir and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Aamir and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Aamir that are reportable pursuant to Item 404(a) of Regulation S-K.

d) Election of new directors

Additionally, on July 31, 2017, the Board appointed Mr. David Oppenheimer to serve as a member of the Board effective immediately. The Board expanded its size to eight members and appointed Mr. Oppenheimer to fill the newly created seat. Mr. Oppenheimer will serve as a Class III director, with a term expiring at the Company’s 2020 annual meeting of stockholders. Mr. Oppenheimer has also been appointed to the Audit Committee of the Board.

Since October 2015, Mr. Oppenheimer, age 60, has served as the Chief Financial Officer at Planet Labs Inc., an earth imaging company.  Prior to joining Planet Labs, Mr. Oppenheimer served as Chief Financial Officer (from April 2013 to February 2015) at e-commerce company Ebates Inc. (acquired by Rakuten, Inc.). Prior to joining Ebates, Mr. Oppenheimer served as Executive Vice President and Chief Financial Officer (from July 2010 to April 2013) at ServiceSource International, Inc. Prior to joining ServiceSource International, Mr. Oppenheimer served as Executive Vice President and Chief Financial Officer at Mindjet, Inc. Additionally, Mr. Oppenheimer currently serves on the board of directors and audit committee of HotChalk, Inc., a Delaware private company. Mr. Oppenheimer holds a Bachelor of Science in Mechanical Engineering from the State University of New York at Buffalo and a Masters in Business Administration from the University of California, Berkeley.

In connection with his service as a director, Mr. Oppenheimer will receive the Company’s standard non-employee director cash and equity compensation. Mr. Oppenheimer will receive a stock option grant (the “Initial Grant”) with an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  The number of shares subject to the Initial Grant will be determined by dividing $250,000 by the closing price of the Company’s stock on the date of grant or as computed in accordance with such other methodology as the Board or its Compensation Committee will determine. The shares underlying the Initial Grant will vest and become exercisable as to 25% of the shares on each anniversary of the date of grant, subject to continued services as a director through the applicable vesting date.

Mr. Oppenheimer will receive a $30,000 annual retainer for his service as a director and an additional annual payment of $7,500 as a member of the Audit Committee, both to be paid in quarterly installments for the immediately preceding fiscal quarter and pro-rated for the first fiscal quarter during which he serves as a director based on the number of days served after the effective date of his appointment. Starting on the date of the Company’s 2018 annual meeting of stockholders and subject to his continued service on the date of grant, Mr. Oppenheimer will also receive the standard non-employee director equity compensation (the “Annual Grant”). The shares underlying the Annual Grant will vest and become exercisable upon the earlier of (i) the day prior to the next year’s annual meeting of stockholders or (ii) one year from the grant date, subject to continued service as a director through the applicable vesting date.

In connection with his appointment, Mr. Oppenheimer and the Company will enter into the Company’s standard form of director indemnity agreement (the “Indemnity Agreement”). In addition to the indemnification required in the Company’s amended and restated certificate of incorporation and amended and restated bylaws, the Indemnity Agreement generally provides for the indemnification of Mr. Oppenheimer for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against him by reason of the fact that he is or was serving in such capacity, to the extent indemnifiable under the law. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on February 14, 2014 and which exhibit is incorporated by reference herein.

There are no arrangements or understandings between Mr. Oppenheimer and any other persons pursuant to which Mr. Oppenheimer was elected as a director. In addition, Mr. Oppenheimer has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. On August 1, 2017, Quotient issued a press release regarding the executive officer changes and appointment of Mr. Oppenheimer. The press release is furnished herewith as Exhibit 99.1.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release, dated August 1, 2017, regarding the financial results, among other things. The press release is furnished herewith as Exhibit 99.1.

The information set forth under Item 2.02 and in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, issued by Quotient Technology Inc. on August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOTIENT TECHNOLOGY INC.

	By:	/s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer & Secretary
Dated: August 1, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, issued by Quotient Technology Inc. on August 1, 2017.